UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


               Date of Report:  November 25, 1998
       Date of Earliest Event Reported:  November 19, 1998


             TELE-COMMUNICATIONS INTERNATIONAL, INC.
   (Exact name of Registrants as specified in their charters)


                          State of Delaware
            ______________________________________________

            (State or other jurisdiction of incorporation)


        0-26264                                84-1289408
______________________          _______________________________________

(Commission File Number)        (I.R.S. Employer Identification Number)


              5619 DTC Parkway
            Englewood, Colorado                      80111
________________________________________          ____________

(Address of principal executive offices)           (Zip Code)


 Registrants' telephone number, including area code:  (303) 267-5500

Item 5.   Other Events.
_______   _____________

On  November  19,  1998, Tele-Communications International,  Inc.
("TINTA" or the "Company") completed a merger in which the Company became a wholly-owned subsidiary of Tele-Communications, Inc. ("TCI"). As a result of the merger, the shares of TINTA not already owned by TCI Ventures Group were converted into the right to receive .58 of a share of Tele-Communications, Inc. Series A Liberty Media Group Common Stock. Prior to the merger, TCI Ventures Group owned approximately 83% of TINTA's Series A Common
Stock  and  all  of  TINTA's Series  B  Common  Stock.   TCI  has
previously announced its intention to combine TCI Ventures Group and Liberty Media Group into a single entity, subject to
stockholder  approval.   Until  such  combination  is  completed,
approximately 85% and 15% of TCI's economic interests in TINTA will be attributed to TCI Ventures Group and Liberty Media Group, respectively. Shares of TINTA Series A Common Stock ceased trading at the close of business on November 19, 1998. A copy of the press release of the Company with respect to the merger is included as Exhibit 99.1. Such document is incorporated by reference into this Item 5, and the foregoing description of such document is qualified in its entirety by reference to such Exhibit.

Item 7.   Financial Statements and Exhibits
_______   _________________________________

     (c)  Exhibits
          ________

          99.1 Company press release dated November 19, 1998.

                           SIGNATURES
                           __________


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     November 25, 1998



                         TELE-COMMUNICATIONS INTERNATIONAL, INC.
                         (Registrant)



                              By: /s/ Graham Hollis
                                  ______________________________

                                  Graham Hollis
                                    Executive Vice President and
                                      Chief Financial Officer
                                        (Principal Financial Officer)